Exhibit 10.15

FIRST AMENDMENT TO

SETTLEMENT AND LICENSING AGREEMENT

This First Amendment to Settlement and Licensing Agreement (“Amendment”) is made and entered into effective as of the 22nd day of June, 2009, by and between DATASCI, LLC, a Maryland limited liability company (“DataSci”) and OMNICOMM SYSTEMS, INC., a Delaware corporation (“Licensee”).

W I T N E S S E T H:

WHEREAS, DataSci and Licensee entered into that certain Settlement and Licensing Agreement dated on or about April 9,2009, (the “Licensing Agreement”); and

WHEREAS, Licensee, has entered into an asset purchase agreement dated on or about June 22, 2009 (the “Purchase Agreement”), pursuant to which licensee will purchase certain assets from eResearchTechnology, Inc., a Delaware corporation (“eRT”), which assets include certain intellectual property and other assets and rights (collectively, the “Acquired Assets”), which Acquired Assets may infringe upon the Licensed Patent; and

WHEREAS, DataSci and Licensee desire to amend the Licensing Agreement to incorporate the Acquired Assets all in accordance with the terms of this Amendment;

NOW, THEREFORE, for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties each intending to be legally bound hereby do agree as follows:

1.     Recitals; Definitions. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference. All capitalized terms referenced herein and not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Licensing Agreement.

2.     Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Licensing Agreement, the terms and provisions of this Amendment shall control to the extent of any such conflict or ambiguity.

3.     Condition Precedent. Notwithstanding anything contained in this Amendment to the contrary, the parties expressly acknowledge that it shall be a condition precedent to the effectiveness of this Amendment that the transactions contemplated by the Purchase Agreement close and the Acquired Assets are transferred and conveyed by eRT to licensee. In the event the Purchase Agreement is terminated prior to closing occurring thereunder, then this Amendment shall be void, ab initio.

4.     Licensed Products. The parties agree that the Acquired Assets shall be part of, and included within, the definition of Licensed Products in the Licensing Agreement, and as such, the license granted to Licensee pursuant to the Licensing Agreement shall be applicable to the Acquired Assets for all time periods commencing on the date of closing under the Purchase Agreement (“Purchase Agreement Closing Date”) and thereafter, and sales of the Acquired Assets, or any part thereof, by Licensee from and after the Purchase Agreement Closing Date shall be subject to the payment of Royalties to DataSci in accordance with the Licensing Agreement.

5.     Release. DataSci, for itself and its shareholders, officers, directors, agents, representatives and all persons and entities claiming under or through it, hereby agrees that the release set forth and contained in Section 2.1 of the Licensing Agreement shall be and is hereby made effective and applicable to the Acquired Assets, as part of the Licensed Products, as and with respect to all claims, injuries, damages and all other matters covered by such release, for all time periods prior to the Purchase Agreement Closing Date, all with the same force and effect as if such release shall have included the Acquired Assets when originally made, written and agreed upon in the Licensing Agreement.

6.     Payments. In consideration for any possible or alleged infringement of the Acquired Assets upon the Licensed Patent during all time periods prior to the Purchase Agreement Closing Date, and in consideration for DataSci’s release of Licensee with respect to any such alleged or possible infringement pursuant to Section 5 above, Licensee agrees to pay to DataSci the aggregate sum of Three Hundred Thousand and No/100 Dollars ($300,000.00), payable by wire transfer to DataSci’s account as designated under the Licensing Agreement, as follows: (i) One Hundred Thousand and No/100 Dollars ($100,000.00) on July 31, 2009; (ii) One Hundred Thousand and No/100 Dollars ($100,000.00) on July 31, 2010; and (iii) One Hundred Thousand and No/100 Dollars ($100,000.00) on July 31, 2011.

7.     Authority. Each party hereby represents and warrants to the other that each has the requisite power and authority to enter into this Amendment, and that the officer or member executing this Amendment on behalf of each party, respectively and as applicable, has been duly authorized by all necessary action to execute this Amendment and to perform all of its respective obligations herein contained.

8.     Ratification. Except as modified hereby, the terms and provisions of the Licensing Agreement remain in full force and effect, are ratified and confirmed and incorporated herein by this reference.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

DATASCI:	LICENSEE:

DATASCI, LLC,	OMNICOMM SYSTEMS, INC.,
A Maryland limited liability company	a Delaware corporation

By: /s/ Marc Kozam	By: /s/ Randall G. Smith
Name: Marc Kozam	Name: Randall G. Smith
Title:	Title: Chairman and Chief Technology Officer
Date: June 23,2009	Date: June 22,2009

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